Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Indroneel Chatterjee
Chief Financial Officer
T: +352 2469 7988
E: Indroneel.Chatterjee@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Luxembourg, April 26, 2018 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the first quarter 2018.

First quarter service revenue of $188.8 million represents 22% of the midpoint of the Company’s 2018 service revenue scenarios. First quarter service revenue was lower than first quarter 2017 service revenue of $229.8 million primarily from the normal runoff of the Ocwen Financial Corporation (“Ocwen”) servicing portfolio and RESI’s smaller portfolio of non-performing loans and REO. These declines were partially offset by non-Ocwen service revenue growth in the field services, Hubzu®, renovation management, fulfillment and Owners.com businesses.

First quarter net loss attributable to Altisource was $(4.1) million and adjusted net income attributable to Altisource(1) was $8.6 million. The net loss attributable to Altisource includes a mark-to-market loss of $7.5 million ($5.6 million after tax) on Altisource’s investment in the common stock of Front Yard Residential Corporation (“RESI”). Effective January 1, 2018, accounting standards require that changes in the fair value of Altisource’s investment in the common stock of RESI be included in net income. In prior periods, changes in the fair value of this investment were reflected in other comprehensive income and equity.

First quarter diluted loss per share was $(0.24) and adjusted diluted earnings per share(1) was $0.48, representing 24% of the midpoint of the Company’s 2018 adjusted diluted earnings per share scenarios(2). First quarter adjusted diluted earnings per share was lower than $0.71 in the first quarter of 2017 primarily from lower service revenue, partially offset by cost reduction initiatives.

“Our results of operations are in line with our expectations for the seasonally slower first quarter. The strong momentum of our recent client wins, with first quarter notifications from nine Servicer Solutions and Origination Solutions prospects that we’ve won their business, and our robust sales pipeline positions us to accelerate our non-Ocwen sales growth as the year progresses,” said Chief Executive Officer William B. Shepro.

Mr. Shepro further commented, “I am also very pleased with several recent developments at Altisource. We improved our liquidity profile with the refinancing of our senior secured term loan, extending the maturity date from December 2020 to April 2024. We received notification from the CFPB that it has completed its investigation, is currently not recommending an enforcement action and relieved us of our document retention obligations pursuant to the civil investigative process. Finally, we are positioned to benefit from Ocwen’s announced agreement to acquire PHH Corporation (“PHH”) which significantly increases the size of Ocwen’s servicing portfolio and should position Ocwen for further growth.”

First Quarter 2018 Highlights(3)

Corporate

•
Refinanced our Senior Secured Term Loan (“SSTL”) on April 3, 2018, extending the maturity from December 2020 to April 2024. The new SSTL has no maintenance covenants, carries over the available baskets for restricted payments from our previous credit agreement, and reduces net debt by the value of marketable securities(4) in determining whether excess cash flow sweeps are required

•	Entered into an agreement for a $15 million revolving line of credit, available for general corporate purposes, as part of our new credit facility

•
By letter dated April 3, 2018, the Consumer Financial Protection Bureau (“CFPB”) informed the Company that the investigation of the Company has been completed and the staff of the CFPB’s Office of Enforcement currently does not intend to recommend that the CFPB take enforcement action, and that the Company is relieved of the document retention obligations pursuant to the civil investigative process

•	Repurchased 0.4 million shares of our common stock at an average price of $27.67 per share

Servicer Solutions

•	Received notification from six prospects that we have won their business

•	In April 2018, signed a master services agreement with a top-10 bank and a statement of work with a top-25 bank

•	Grew non-Ocwen/non-New Residential Investment Corp. (“NRZ”) revenue by 10% compared to the first quarter 2017

•
Anticipate providing the PHH portfolio with the same fee-based services that we provide on Ocwen’s current portfolio following the closing of Ocwen’s announced anticipated acquisition of PHH, which, on a pro forma basis, serviced and subserviced approximately 553 thousand loans as of December 31, 2017(5)

Origination Solutions

•	Received notification that we have won two correspondent platform customers, signed the agreements and, in March and April 2018, began receiving referrals from these customers

•	Maintained flat non-Ocwen/non-NRZ revenue compared to the first quarter of 2017 despite an estimated 6% decline in total origination volumes in the same period(6)

Real Estate Investor Solutions

•
Acquired 93 properties, completed 98 renovations and leased 78 properties under our buy-renovate-lease-sell program, compared to 36 homes purchased, 42 homes renovated and no properties leased during the first quarter of 2017

•	Increased the inventory of homes in the buy-renovate-lease-sell business to 281 homes, compared to 104 homes at the end of the first quarter of 2017

Consumer Real Estate Solutions

•	Grew service revenue by 98% and the number of home purchase and sale transactions by 63% compared to the first quarter 2017

•	Working with 3,155 clients at the end of the first quarter 2018, compared to 1,202 clients at the end of the first quarter of 2017

First Quarter 2018 Results Compared to Fourth Quarter 2017 and First Quarter 2017:

•	Service revenue of $188.8 million, a 9% decrease compared to the fourth quarter 2017 and an 18% decrease compared to the first quarter 2017

•
Other income (expense), net includes a mark-to-market loss on our investment in RESI of $7.5 million ($5.6 million after tax), which we are now recording in our results of operations in connection with the adoption of a new accounting principle effective January 1, 2018

•
Income (loss) before income taxes and non-controlling interests was $(5.0) million for the first quarter 2018 compared to $3.1 million for the fourth quarter 2017 and $9.7 million for the first quarter 2017

•	Pretax income (loss) attributable to Altisource(1) of $(5.5) million for the first quarter 2018 compared to $2.5 million for the fourth quarter 2017 and $9.1 million for the first quarter 2017

•	Adjusted pretax income attributable to Altisource(1) of $11.4 million, a 3% decrease compared to the fourth quarter 2017 and a 40% decrease compared to the first quarter 2017

•	Net income (loss) attributable to Altisource of $(4.1) million for the first quarter 2018 compared to $286.4 million for the fourth quarter 2017 and $6.5 million for the first quarter 2017

•	Adjusted net income attributable to Altisource(1) of $8.6 million, a 20% decrease compared to the fourth quarter 2017 and a 38% decrease compared to the first quarter 2017

•	Diluted loss per share of $(0.24) for the first quarter 2018 compared to diluted earnings per share of $15.72 for the fourth quarter 2017 and $0.34 for the first quarter 2017

•	Adjusted diluted earnings per share(1) of $0.48, a 19% decrease compared to the fourth quarter 2017 and a 32% decrease compared to the first quarter 2017

•	Cash from operations of $(8.6) million, a 145% decrease compared to the fourth quarter 2017 and a 53% increase compared to the first quarter 2017

•
Adjusted cash flows from operating activities less additions to premises and equipment(1) of $0.1 million for the first quarter 2018 compared to $20.7 million for the fourth quarter 2017 and $10.2 million for the first quarter 2017

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	The 2018 adjusted diluted earnings per share scenarios have been updated to reflect the higher anticipated interest expense associated with the refinancing debt.

(3)	Applies to the first quarter 2018 unless otherwise indicated.

(4)	Up to $75 million.

(5)
The number of loans serviced and subserviced by PHH as of December 31, 2017 (672,000 loans) has been reduced herein by 118,550 loans related to February 2018 notices received from three of PHH’s subservicing clients of their intent to transfer these loans to other servicers. This information is based on Ocwen’s February 28, 2018 Investor Presentation “PHH Corporation Acquisition Overview.”

(6)	Source: Freddie Mac’s April 2018 Economic & Housing Research Outlook.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, various risks relating to the transactions described herein, including in respect of the satisfaction of closing conditions to New Residential Investment Corp.’s acquisition of the covered mortgage servicing rights portfolios, including obtaining the necessary third-party approvals; potential litigation relating to the transactions; the possibility of early termination of the Cooperative Brokerage Agreement; the possibility that Altisource and New Residential Investment Corp. will not be able to negotiate a satisfactory services agreement; risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2018	2017

Service revenue
Mortgage Market	$159,155	$194,973
Real Estate Market	14,803	19,189
Other Businesses, Corporate and Eliminations	14,808	15,677
Total service revenue	188,766	229,839
Reimbursable expenses	8,147	10,029
Non-controlling interests	525	615
Total revenue	197,438	240,483
Cost of revenue	139,047	167,924
Reimbursable expenses	8,147	10,029
Gross profit	50,244	62,530
Selling, general and administrative expenses	43,124	47,701
Income from operations	7,120	14,829
Other income (expense), net:
Interest expense	(5,863)	(5,798)
Unrealized loss on investment in equity securities	(7,501)	—
Other income (expense), net	1,272	715
Total other income (expense), net	(12,092)	(5,083)

(Loss) income before income taxes and non-controlling interests	(4,972)	9,746
Income tax benefit (provision)	1,365	(2,586)

Net (loss) income	(3,607)	7,160
Net income attributable to non-controlling interests	(525)	(615)

Net (loss) income attributable to Altisource	$(4,132)	$6,545

(Loss) earnings per share:
Basic	$(0.24)	$0.35
Diluted	$(0.24)	$0.34

Weighted average shares outstanding:
Basic	17,378	18,662
Diluted	17,378	19,304

Comprehensive (loss) income:
Net (loss) income	$(3,607)	$7,160
Other comprehensive income, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	(733)	—
Unrealized gain on investment in equity securities, net of income tax provision of $4,725	—	12,723

Comprehensive (loss) income, net of tax	(4,340)	19,883
Comprehensive income attributable to non-controlling interests	(525)	(615)

Comprehensive (loss) income attributable to Altisource	$(4,865)	$19,268

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Three months ended March 31, 2018
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$159,155	$14,803	$14,808	$188,766
Reimbursable expenses	7,658	477	12	8,147
Non-controlling interests	525	—	—	525
	167,338	15,280	14,820	197,438
Cost of revenue	111,073	18,554	17,567	147,194
Gross profit (loss)	56,265	(3,274)	(2,747)	50,244
Selling, general and administrative expenses	23,374	4,118	15,632	43,124
Income (loss) from operations	32,891	(7,392)	(18,379)	7,120
Total other income (expense), net	16	2	(12,110)	(12,092)

Income (loss) before income taxes and non-controlling interests	$32,907	$(7,390)	$(30,489)	$(4,972)

	Three months ended March 31, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$194,973	$19,189	$15,677	$229,839
Reimbursable expenses	9,135	874	20	10,029
Non-controlling interests	615	—	—	615
	204,723	20,063	15,697	240,483
Cost of revenue	140,150	22,143	15,660	177,953
Gross profit (loss)	64,573	(2,080)	37	62,530
Selling, general and administrative expenses	28,682	4,325	14,694	47,701
Income (loss) from operations	35,891	(6,405)	(14,657)	14,829
Total other income (expense), net	10	—	(5,093)	(5,083)

Income (loss) before income taxes and non-controlling interests	$35,901	$(6,405)	$(19,750)	$9,746

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$84,850	$105,006
Investment in equity securities	41,652	49,153
Accounts receivable, net	50,839	52,740
Prepaid expenses and other current assets	73,955	64,742
Total current assets	251,296	271,641

Premises and equipment, net	65,585	73,273
Goodwill	86,283	86,283
Intangible assets, net	112,918	120,065
Deferred tax assets, net	305,679	303,707
Other assets	10,012	10,195

Total assets	$831,773	$865,164

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$66,475	$84,400
Current portion of long-term debt	5,945	5,945
Deferred revenue	15,489	9,802
Other current liabilities	6,651	9,414
Total current liabilities	94,560	109,561

Long-term debt, less current portion	401,716	403,336
Other non-current liabilities	15,415	12,282

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 17,343 outstanding as of March 31, 2018; 100,000 shares authorized, 25,413 shares issued and 17,418 outstanding as of December 31, 2017)	25,413	25,413
Additional paid-in capital	114,676	112,475
Retained earnings	600,253	626,600
Accumulated other comprehensive income	—	733
Treasury stock, at cost (8,070 shares as of March 31, 2018 and 7,995 shares as of December 31, 2017)	(421,486)	(426,609)
Altisource equity	318,856	338,612

Non-controlling interests	1,226	1,373
Total equity	320,082	339,985

Total liabilities and equity	$831,773	$865,164

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2018	2017

Cash flows from operating activities:
Net (loss) income	$(3,607)	$7,160
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	8,721	10,008
Amortization of intangible assets	7,147	9,146
Change in the fair value of acquisition related contingent consideration	—	8
Unrealized loss on investment in equity securities	7,501	—
Share-based compensation expense	2,201	695
Bad debt expense	724	1,903
Amortization of debt discount	89	105
Amortization of debt issuance costs	273	291
Deferred income taxes	(1,972)	—
Loss on disposal of fixed assets	489	1,480
Changes in operating assets and liabilities:
Accounts receivable	2,289	2,880
Prepaid expenses and other current assets	(9,213)	(4,749)
Other assets	481	(374)
Accounts payable and accrued expenses	(18,189)	(10,177)
Other current and non-current liabilities	(5,503)	(36,735)
Net cash used in operating activities	(8,569)	(18,359)

Cash flows from investing activities:
Additions to premises and equipment	(1,258)	(1,944)
Net cash used in investing activities	(1,258)	(1,944)

Cash flows from financing activities:
Repayment of long-term debt	(1,486)	(1,486)
Debt issuance costs	(496)	—
Proceeds from stock option exercises	2,617	752
Purchase of treasury shares	(9,994)	(10,590)
Distributions to non-controlling interests	(672)	(569)
Net cash used in financing activities	(10,031)	(11,893)

Net decrease in cash, cash equivalents and restricted cash	(19,858)	(32,196)
Cash, cash equivalents and restricted cash at the beginning of the period	108,843	153,421

Cash, cash equivalents and restricted cash at the end of the period	$88,985	$121,225

Supplemental cash flow information:
Interest paid	$5,269	$5,456
Income taxes paid, net	946	6,515

Non-cash investing and financing activities:
Increase in payables for purchases of premises and equipment	$264	$2,094

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax (loss) income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share and adjusted cash flows from operating activities less additions to premises and equipment, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share and cash flows from operating activities as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-recurring items from earnings and cash flows from operating activities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing intangible asset amortization expense, share-based compensation expense, unrealized loss on investment in equity securities and non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation (net of tax), certain income tax related items relating to the Luxembourg subsidiary merger, other income tax rate changes in Luxembourg and the United States and an increase in foreign income tax reserves (and related interest) and unrealized loss on investment in equity securities (net of tax) from net (loss) income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation (net of tax), certain income tax related items described above and unrealized loss on investment in equity securities (net of tax) by the weighted average number of diluted shares. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the cash payment related to the net litigation settlement loss and the increase in short-term investments in real estate and additions to premises and equipment from, cash flows from operating activities.
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,		Three months ended December 31,
	2018	2017	2017

Income (loss) before income taxes and non-controlling interests	$(4,972)	$9,746	$3,112

Non-controlling interests	(525)	(615)	(633)
Pretax (loss) income attributable to Altisource	(5,497)	9,131	2,479
Intangible asset amortization expense	7,147	9,146	8,224
Share-based compensation expense	2,201	695	1,018
Unrealized loss on investment in equity securities	7,501	—	—

Adjusted pretax income attributable to Altisource	$11,352	$18,972	$11,721

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,		Three months ended December 31,
	2018	2017	2017

Net (loss) income attributable to Altisource	$(4,132)	$6,545	$286,350

Intangible asset amortization expense, net of tax	5,491	6,720	7,597
Share-based compensation expense, net of tax	1,691	511	940
Certain income tax related items, net	—	—	(284,108)
Unrealized loss on investment in equity securities, net of tax	5,551	—	—

Adjusted net income attributable to Altisource	$8,601	$13,776	$10,779

Diluted (loss) earnings per share	$(0.24)	$0.34	$15.72

Impact of using diluted share count instead of basic share count for a loss per share	0.01	—	—
Intangible asset amortization expense, net of tax, per diluted share	0.31	0.35	0.42
Share-based compensation expense, net of tax, per diluted share	0.09	0.03	0.05
Certain income tax related items, net, per diluted share	—	—	(15.60)
Unrealized loss on investment in equity securities, net of tax, per diluted share	0.31	—	—

Adjusted diluted earnings per share	$0.48	$0.71	$0.59

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$7,147	$9,146	$8,224
Tax benefit from intangible asset amortization	(1,656)	(2,426)	(627)
Intangible asset amortization expense, net of tax	5,491	6,720	7,597
Diluted share count	17,881	19,304	18,211

Intangible asset amortization expense, net of tax, per diluted share	$0.31	$0.35	$0.42

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,201	$695	$1,018
Tax benefit from share-based compensation expense	(510)	(184)	(78)
Share-based compensation expense, net of tax	1,691	511	940
Diluted share count	17,881	19,304	18,211

Share-based compensation expense, net of tax, per diluted share	$0.09	$0.03	$0.05

Certain income tax related items, net, resulting from:
Luxembourg subsidiaries merger, net	$—	$—	$(300,908)
Other income tax rate changes	—	—	6,270
Foreign income tax reserves	—	—	10,530
Certain income tax related items, net	—	—	(284,108)
Diluted share count	17,881	19,304	18,211

Certain income tax related items, net, per diluted share	$—	$—	$(15.60)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,		Three months ended December 31,
	2018	2017	2017

Calculation of the impact of the unrealized loss on investment in equity securities, net of tax
Unrealized loss on investment in equity securities	$7,501	$—	$—
Tax benefit from the unrealized loss on investment in equity securities	(1,950)	—	—
Unrealized loss on investment in equity securities, net of tax	5,551	—	—
Diluted share count	17,881	19,304	18,211

Unrealized loss on investment in equity securities, net of tax per diluted share	$0.31	$—	$—

Cash flows from operating activities	$(8,569)	$(18,359)	$18,953
Net litigation settlement loss payment	—	28,000	—
Increase in short-term investments in real estate	9,915	2,507	4,761
Adjusted cash flows from operating activities	1,346	12,148	23,714
Less: Additions to premises and equipment	(1,258)	(1,944)	(3,029)

Adjusted cash flows from operating activities less additions to premises and equipment	$88	$10,204	$20,685

Note: Amounts may not add to the total due to rounding.